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                                                                   EXHIBIT 10.10

                                   WGNB CORP.
                        PAYMENT OF DIRECTOR MEETING FEES
                                  ELECTION FORM

         As a director of WGNB Corp. (the "Company"), you may now elect to receive the fees that you are paid for your attendance at meetings of the Board of Directors and its committees in the form of either Company common stock or cash. You must complete this Election Form and return it to the Company no later than the March meeting of the Company's Board of Directors. Your election will be effective for all meeting fees paid during the twelve-month service year beginning on the date of the 1999 annual meeting of the Company's shareholders and ending on the date preceding the 2000 annual meeting of the Company's shareholders. Your election will remain in force for meeting fees paid in subsequent service years unless you complete and return another Election Form prior to the beginning of any such service year.

         If you choose to receive payment of your meeting fees in the form of Company common stock, you will be issued Company common stock with a value equal to that of the meeting fees you would have otherwise been paid for a service year, with issuance to occur and stock values determined immediately prior to the commencement of the next subsequent service year, regardless of the date of your termination of service as a director of the Company. You will receive a Form 1099 for the value of the Company common stock issued to you for the calendar year in which the common stock was issued. Notwithstanding your election to receive payment of meeting fees in the form of Company common stock, the Company may choose not to honor your election if the issuance of stock to you would trigger change of control provisions in Company corporate documents.


         The undersigned director hereby makes the following election:

[ ] Election to Receive Payment in Company Common Stock. I hereby elect to receive payment for meeting fees to which I may become entitled by virtue of my services as a director and as a member of committees of the Board of Directors of WGNB Corp. during the service year beginning on the date of the 1998 annual meeting of the Company's shareholders in the form of Company common stock. I hereby direct that this election shall remain in force for meeting fees to which I shall become entitled for services in subsequent service years unless I revoke this election prior to the commencement of any such future service year. Such revocation must be made in writing to and receipt acknowledged by the Company.

[ ] Election to Receive Payment in Cash. I hereby elect to receive payment for meeting fees to which I may become entitled by virtue of my services as a director and as a member of committees of the Board of Directors of WGNB Corp. during the service year beginning on the 1999 annual meeting of the Company's shareholders in the form of cash. I hereby direct that this election shall remain in force for meeting fees to which I shall become entitled for services in subsequent service years unless I revoke this election prior to the commencement of any such future service year. Such revocation must be made in writing to and receipt acknowledged by the Company.

         Receipt Acknowledged,by WGNB Corp.

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         President                                  Director Signature

         Date:                                      Date:
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